                                                                      EXHIBIT 21

                              THE DRESS BARN, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                (All 100% Owned)

                                      State of
          Subsidiary                Incorporation
---------------------------------   -------------
Dress Barn Credit Management, LLC     Virginia

Dunnigan Realty, LLC                  Delaware

D.B.X. Inc.                           New York

D.B.R., Inc.                          Delaware

The Dress Barn, Inc. of
New Hampshire, Inc. (**)            New Hampshire

Raxton Corp. (**)                   Massachusetts

(**) Inactive Subsidiary


                                      F-24